Exhibit (i)(2)
CONSENT OF COUNSEL
     We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A of The GAMCO Westwood Funds as filed with the Securities and Exchange Commission on or about January 28, 2011.
/s/ Paul, Hastings, Janofsky & Walker LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP
New York, New York
January 28, 2011